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                                                                     EXHIBIT 3.8

                                STATE OF DELAWARE
                           CERTIFICATE OF DISSOLUTION


SECOM GENERAL CORPORATION
   corporation organized and existing under the General Corporation Law of the State of Delaware.

   DOES HEREBY CERTIFY AS FOLLOWS:
   The dissolution of said Secom General Corporation has been duly authorized by the Board of Directors and Stockholders in accordance with subsections (a) and (b) of Section 275 of the General Corporation Law of the State of Delaware.

   The date the dissolution was authorized is August 24, 2000 but it is not effective until December 31, 2000.

   The following is a list of the names and addresses of the directors of the said corporation:

              NAME                                           ADDRESS
Robert Clemente                             c/o 46035 Grand River Ave., Novi, Mich.
------------------------------------        ---------------------------------------
Gregory Adamczyk                            c/o 46035 Grand River Ave., Novi, Mich.
------------------------------------        ---------------------------------------
Richard Thompson                            c/o 46035 Grand River Ave., Novi, Mich.
------------------------------------        ---------------------------------------
Rocco Pollifrone                            c/o 46035 Grand River Ave., Novi, Mich.
------------------------------------        ---------------------------------------

     The following is a list of the names and address of the officers of the said corporation:

      NAME                      OFFICE                                     ADDRESS
Robert Clemente            Chairman of Board              c/o 46035 Grand River Ave, Novi, Mich.
---------------            -----------------------        --------------------------------------
Paul Clemente              Vice President                 c/o 46035 Grand River Ave, Novi, Mich.
---------------            -----------------------        --------------------------------------
Scott Konieczny            Chief Financial Officer        c/o 46035 Grand River Ave, Novi, Mich.
---------------            -----------------------        --------------------------------------


                                            By:  /s/ Paul Clemente
                                                 ------------------------------
                                                        Authorized Officer

                                            Name:  Paul Clemente
                                                   ----------------------------
                                                        Print or Type

                                            Title:  Vice President
                                                    ---------------------------


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